UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2012 (September 28, 2012)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On September 28, 2012, the requisite holders of each of the Series C-1 Senior Preferred Stock and Series D Junior Preferred Stock of Geokinetics, Inc. (the “Company”) consented to the adoption of an amendment to the Company’s Certificate of Incorporation to add a director exculpation provision (the “Amendment”) by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.  The Amendment was previously approved by the holders of each of the Common Stock and the Series B-1 Senior Convertible Preferred Stock of the Company at the 2012 Annual Meeting of Stockholders.

Item 8.01.              Other Events.

On September 28, 2012, the Company filed the Amendment with the Secretary of State of the State of Delaware.  The Amendment, which was effective upon filing with the Secretary of State, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: October 4, 2012	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr. Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of the Company